UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

PREDICTIVE ONCOLOGY INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 17, 2023

Dear Stockholder:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of Predictive Oncology Inc. (the “Company”) on April 17, at 3:00 PM (Central time) at the offices of the Company’s counsel, Maslon LLP, 3300 Wells Fargo Center, 90 South Seventh Street, Minneapolis, MN 55402 for the following purposes:

During the Special Meeting, the Company’s stockholders will be asked to:

1.	To approve an amendment of the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-twenty-five (1:25), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors (the “Reverse Split Proposal”); and
2.	To approve a proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Reverse Split Proposal, in the event that there are not sufficient votes at the time of the Special Meeting to approve such proposal (the “Adjournment Proposal”).

These items of business are more fully described in the proxy statement accompanying this Notice. After careful consideration, the Company’s Board of Directors recommends a vote “FOR” the Reverse Split Proposal and “FOR” the Adjournment Proposal.

For key information to consider before you vote, please see “QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING” beginning on page 1 of this proxy statement.

The record date for the Special Meeting is March 28, 2023. Only stockholders of record at the close of business on that date are entitled to vote at the meeting or any adjournment thereof, or by proxy.

By Order of the Board of Directors,

Sincerely,

/s/ Raymond F. Vennare

Raymond F. Vennare
Chief Executive Officer

Eagan, Minnesota

           , 2023

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote your shares. You may vote your proxy over the Internet or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you. Voting instructions are provided on your proxy card and included in the proxy statement. Any stockholder attending the meeting may vote in person, even if you have previously submitted your vote. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a legal proxy issued in your name from that record holder.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
STOCKHOLDER MEETING TO BE HELD ON APRIL 17, 2023:

The Proxy Statement is

available at http:// www.annualgeneralmeetings.com/poaisp2023.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING	1
PROPOSAL NO. 1: APPROVAL OF REVERSE STOCK SPLIT	7
PROPOSAL No. 2: VOTE ON PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES	14
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	15
APPENDIX A: FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT	18

PREDICTIVE ONCOLOGY INC.

2915 Commers Drive, Suite 900

Eagan, Minnesota 55121

Telephone: (651) 389-4800

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 17, 2023

These proxy materials are being furnished in connection with the solicitation of proxies by the Board of Directors of Predictive Oncology Inc. (the “Board of Directors”) for use at the special meeting of stockholders (the “Special Meeting”) to be held on April 17, 2023 at 3:00 p.m. Central time, and at including any adjournments or postponements of the Special Meeting.

Except where the context otherwise requires, references to “Predictive Oncology,” “the Company,” “we,” “us,” “our” and similar terms refer to Predictive Oncology Inc. In addition, unless the context otherwise requires, references to “stockholders” are to the holders of our common stock, par value $0.01 per share (our “common stock”) and our Series F Preferred Stock, par value $0.01 per share (“Series F Preferred Stock”).

This proxy statement summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote. The proxy card is a means by which you actually authorize the proxies to vote your shares in accordance with your instructions.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Who is soliciting my vote?

We are providing you with these proxy materials because the Board of Directors (the “Board of Directors” or the “Board”) of Predictive Oncology Inc. (the “Company”) is soliciting your proxy to vote at a Special Meeting of Stockholders of the Company (the “Special Meeting”) to be held on April 17, 2023, at 3:00 PM (Central time), including any adjournments or postponements of the Special Meeting. The Special Meeting will be held at the offices of the Company’s counsel, Maslon LLP. You are invited to attend the Special Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may vote your shares electronically before the meeting over the Internet, or by proxy as described below.

We intend to mail this proxy statement and accompanying proxy card on or about March 30, 2023 to all stockholders of record entitled to vote at the Special Meeting.

Am I allowed to attend the Special Meeting in person?

Stockholders may attend the Special Meeting in person. Any stockholder who desires to attend in person is kindly asked to provide advance written notice to bmyers@predictive-oncology.com. If you would like directions to the offices of the Company’s counsel, Maslon LLP, please call (651) 389-4800.

What is the purpose of the Special Meeting?

At the Special Meeting, stockholders will be asked to consider and vote on the following matters:

1.	A proposal to amend the Company’s certificate of incorporation to effect a reverse stock split of the outstanding shares of its common stock at a ratio of not less than one-for-two (1:2) and not more than one-for-twenty-five (1:25), with the exact ratio to be set at a whole number within this range as determined by our Board of Directors (the “Reverse Split Proposal”); and
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2.	A proposal to adjourn the Special Meeting, if necessary, to solicit additional proxies for approval of the Reverse Split Proposal, in the event that there are not sufficient votes at the time of the Special Meeting to approve such proposal (the “Adjournment Proposal”).

Who can vote at the Special Meeting?

Only stockholders of record, including holders of our common stock and holders of our Series F Preferred Stock, at the close of business on March 28, 2023, the record date for the Special Meeting, will be entitled to vote at the Special Meeting. Notwithstanding the foregoing, holders of outstanding shares of Series F Preferred Stock will only be entitled to vote such shares on the Reverse Split Proposal and the Adjournment Proposal to the extent that such shares have not be automatically redeemed in the Initial Redemption (defined below). There were [●] shares of common stock, [●] shares of Series F Preferred Stock, and no shares of any other series of preferred stock entitled to vote at the Special Meeting, respectively, outstanding on the record date. A complete list of registered stockholders entitled to vote at the Special Meeting will be available for inspection at the principal executive offices of the Company during regular business hours for the 10 calendar days prior to the Special Meeting.

Stockholder of Record: Shares Registered in Your Name

If, on the record date, your shares were registered directly in your name with the Company’s transfer agent, Pacific Stock Transfer, then you are a stockholder of record. As a stockholder of record, you may vote at the Special Meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote your shares electronically over the Internet or, vote by completing, signing, dating and mailing your proxy card in the envelope provided.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares at the meeting unless you request and obtain a valid legal proxy from your broker or other agent.

Why did the Board decide to issue shares of Series F Preferred Stock?

Over the past several years, several large brokerage firms (particularly firms with heavily retail stockholders) have changed their voting policies and now no longer return broker votes at stockholder meetings. As a result of these changes, numerous companies have had difficulty obtaining the requisite level of approval for proposals, such as our Reverse Split Proposal, even where the votes cast were overwhelmingly in favor of the proposal. In such situations, the will of the voting stockholders is effectively ignored due to an overall low level of voting turnout. In the case of the matters to be voted on at the Special Meeting, the Board was concerned that a low level of voter turnout would frustrate the will of the voting stockholders and potentially endanger our continued listing on The Nasdaq Stock Market LLC. In light of these concerns, the Board determined that it was in the best interests of the Company and stockholders to issue shares of Series F Preferred Stock to help mitigate execution risk in connection with the Special Meeting and the Reverse Stock Split. In approving the issuance of the Series F Preferred Stock, the Board noted that the Series F Preferred Stock votes would simply mirror the votes cast by the common stock, thereby preserving the relative “for” and “against” voting ratios.

Why has the Board of Directors recommended that you vote “FOR” Proposal 1 to effect a reverse stock split of the Company’s common stock?

As described in this proxy statement, we received a letter from The Nasdaq Stock Market LLC (“Nasdaq”), informing us that because the closing bid price for our common stock listed on Nasdaq was below $1.00 for 30 consecutive trading days, we do not comply with the minimum closing bid price requirement for continued listing on Nasdaq. We must regain compliance with the minimum closing bid price requirement no later than May 8, 2023. The Board considers it important for the Company to maintain its Nasdaq listing. Delisting could adversely affect the trading market for the common stock. Further, delisting would adversely affect the Company’s ability to access the capital markets or pursue acquisitions.

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To provide flexibility to enable the Company to prevent our stock from being delisted from Nasdaq Stock based on the minimum share price requirement, our Board has adopted a resolution declaring advisable, and recommending to our stockholders for their approval, an amendment to our certificate of incorporation authorizing a reverse stock split of the outstanding shares of our common stock at a ratio in the range of 1-for-2 to 1-for-25, with such ratio to be determined by the Board and included in a public announcement (the “Reverse Stock Split”), and granting the Board the discretion to file a certificate of amendment to our certificate of incorporation with the Secretary of State of the State of Delaware effecting the Reverse Stock Split on or prior to September 30, 2023, or to abandon the Reverse Stock Split altogether. The primary goal of the Reverse Stock Split is to increase the per share market price of our common stock to meet the minimum per share bid price requirements for continued listing on Nasdaq.

The form of the proposed certificate of amendment to our certificate of incorporation is attached to this proxy statement as Appendix A. The certificate of amendment would effect the Reverse Stock Split by reducing the number of outstanding shares of common stock as compared to the number of outstanding shares immediately prior to the effectiveness of the Reverse Stock Split, but will not increase the par value of our common stock, and will not change the number of authorized shares of our capital stock. Stockholders are urged to carefully read Appendix A. If implemented, the number of shares of our common stock owned by each of our stockholders will be reduced by the same proportion as the reduction in the total number of shares of our common stock outstanding, so that the percentage of our outstanding common stock owned by each of our stockholders will remain approximately the same, except to the extent that the Reverse Stock Split could result in some or all of our stockholders receiving one share of common stock in lieu of a fractional share.

The Board believes that the Reverse Stock Split may be necessary to assure compliance with the Nasdaq’s minimum bid price requirement. There is no guarantee that the price of the Company’s common stock will be sufficient to meet the minimum bid price requirement, even if there are positive business developments in the near future that could result in an increase in the trading price of our common stock in the next few months.

The Company intends to monitor the closing bid price of its common stock. If, based on the bid price of the Company’s common stock closing at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company achieves compliance with the minimum bid price requirement prior to effecting the Reverse Stock Split, the Company does not intend to effect the Reverse Stock Split and, instead, plans to cancel the Special Meeting.

For a more detailed discussion of why you should vote “FOR” Proposal 1, see “PROPOSAL 1: APPROVAL OF REVERSE STOCK SPLIT.”

How do I vote?

For Proposals 1 and 2, you may vote “FOR” or “AGAINST” or abstain from voting. The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Special Meeting, vote by proxy using the enclosed proxy card, or on the Internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote your shares even if you have already voted by proxy.

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To vote online before the Special Meeting, go to www.annualgeneralmeetings.com/poaisp2023 and transmit your voting instructions up until 11:59 p.m. Eastern time on April 16, 2023. Be sure to have your proxy card available and follow the instructions given on the secure website. You will need the 12-digit control number that is printed on your proxy card to vote online.

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To vote using a proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct.

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To vote in person, come to the Special Meeting, and we will give you a ballot when you arrive. If you would like directions to the offices of the company’s counsel, Maslon LLP, please call (651) 389-4800.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should receive proxy materials and voting instructions from that organization rather than from us. Simply follow the voting instructions to ensure that your vote is submitted to your broker or bank. To vote in real time at the Special Meeting, you must obtain a valid legal proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a proxy form.

We provide Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

How many votes do I have?

Pursuant to the rights of our stockholders contained in our charter documents, each share of our common stock is entitled to one vote on all matters listed in this proxy statement. As previously announced on March 16, 2023, the Board of Directors declared a dividend of one one-thousandth (1/1,000th) of a share of Series F Preferred Stock for each outstanding share of common stock to stockholders of record of common stock as of 5:00 p.m. Eastern Time on March 27, 2023. The holders of Series F Preferred Stock have 1,000,000 votes per whole share of Series F Preferred Stock (i.e., 1,000 votes per one one-thousandth of a share of Series F Preferred Stock) and are entitled to vote with the common stock, together as a single class, on the Reverse Split Proposal and Adjournment Proposal, but are not otherwise entitled to vote on the other proposals, if any, to be present-ed at the Special Meeting. Notwithstanding the foregoing, each share of Series F Preferred Stock redeemed pursuant to the Initial Redemption will have no voting power with respect to the Reverse Split, the Adjournment Proposal or any other matter. Unless otherwise provided on any applicable proxy or ballot with respect to the voting on the Re-verse Split Proposal or the Adjournment Proposal, when a holder of common stock submits a vote on the Reverse Split Proposal and the Adjournment Proposal, the corresponding number of shares of Series F Preferred Stock (or fraction thereof) held by such holder will be automatically cast in the same manner as the vote of the share of common stock (or fraction thereof) in respect of which such share of Series F Preferred Stock (or fraction thereof) was issued as a dividend is cast on the Reverse Stock Split Proposal, the Adjournment Proposal or such other matter, as applicable, and the proxy or ballot with respect to shares of common stock held by any holder on whose be-half such proxy or ballot is submitted will be deemed to include all shares of Series F Preferred Stock (or fraction thereof) held by such holder. Holders of Series F Preferred Stock will not receive a separate ballot or proxy to cast votes with respect to the Series F Preferred Stock on the Reverse Split Proposal, the Adjournment Proposal or any other matter brought before the Special Meeting. For example, if a stockholder holds 10 shares of common stock (entitled to one vote per share) and votes in favor of the Reverse Split Proposal, then 10,010 votes will be recorded in favor of the Reverse Split Proposal, because the stockholder’s shares of Series F Preferred Stock will automatically be voted in favor of the Reverse Split Proposal alongside such stockholder’s shares of common stock, unless otherwise provided on any applicable proxy for ballot with respect to voting on such proposals.

All shares of Series F Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed (the “Initial Redemption”). Any outstanding shares of Series F Preferred Stock that have not been redeemed pursuant to the Initial Redemption will be redeemed in whole, but not in part, (i) if and when ordered by our Board or (ii) automatically upon the approval by the Company’s stockholders of the Reverse Split Proposal at any meeting of the stock-holders held for the purpose of voting on such proposal.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking any voting selections, your shares will be voted “For” Proposals 1 and 2.

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If you are a stockholder of record and do not vote over the Internet or by completing your proxy card, by voting at the Special Meeting, your shares will not be voted.

Who is the Company’s proxy solicitor, and who is paying for this proxy solicitation?

The Company has retained Regan & Associates, Inc. (“Regan”), an independent proxy solicitation firm, to assist in soliciting proxies on our behalf. We have agreed to pay Regan a fee of $50,000, plus out-of-pocket expenses, for these services. We bear all proxy solicitation costs. If stockholders need assistance with casting or changing their vote, they should contact our proxy solicitor at (212) 587-3005.

In addition, our directors and employees may also solicit proxies in person, by telephone, email or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each proxy card to ensure that all your shares are voted.

Are proxy materials available on the Internet?

Proxy materials for the Special Meeting are available at www.annualgeneralmeetings.com/poaisp2023.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may send a written notice to the secretary of the Company before the Special Meeting stating that you would like to revoke your proxy.

•	If you have signed and returned a paper proxy card, you may sign a new proxy card bearing a later date and submit it as instructed above.

•	If you have voted over the Internet, you may cast a new vote over the Internet as instructed above.

•	You may attend the Special Meeting to vote in person. Attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

What are “broker non-votes”?

Broker non-votes occur when shares are held indirectly through a broker, bank or other intermediary on behalf of a beneficial owner (referred to as held in “street name”) and the broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and (i) the broker does not have discretionary voting authority on the matter or (ii) the broker chooses not to vote on a matter for which it has discretionary voting authority. Under the rules of the New York Stock Exchange (the “NYSE”) that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers are permitted to exercise discretionary voting authority only on “routine” matters when voting instructions have not been timely received from a beneficial owner. Each of Proposals 1 and 2 is considered a “routine matter.” Therefore, if you do not provide voting instructions to your broker regarding Proposals 1 and 2, your broker will be permitted to exercise discretionary voting authority to vote your shares on Proposals 1 and 2.

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How are votes counted and how many votes are needed to approve each proposal?

•	To be approved, Proposal 1 (Reverse Split Proposal), must receive a “For” vote from the holders of a majority of the voting power of all shares of common stock and Series F Preferred Stock entitled to vote either in person or by proxy – in other words, a “For” vote from the holders of a majority of the voting power of all outstanding shares of common stock and Series F Preferred Stock (net of treasury shares). If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will also have the effect of an “Against” vote.

•	For Proposal No. 2, voting on a proposal to adjourn the Special Meeting, if necessary, in order to solicit more proxies for approval of the Reverse Split Proposal, Proposal No. 2 must receive a “For” vote from the holders of a majority of the voting power of the shares of capital stock of the Company present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal 2. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes will not have any effect on approval of Proposal No. 2.

Please refer to the discussion above under “Who can vote at the Special Meeting,” and “How many votes do I have?” for a description of the Series F Preferred Stock, which is entitled to be voted together with the common stock as a single class on the Reverse Split Proposal and the Adjournment Proposal. Shares of Series F Preferred Stock that are not present in person or by proxy as of immediately prior to the opening of the polls will be automatically redeemed in the Initial Redemption and, therefore, will not be outstanding or entitled to vote on either the Reverse Split Proposal or the Adjournment Proposal and will be excluded from the calculation as to whether such proposals pass at the Special Meeting. Due to the voting power of the shares of Series F Preferred Stock that are not redeemed pursuant to the Initial Redemption on the Reverse Split Proposal and the Adjournment Proposal, the holders of common stock that submit a proxy to vote their shares at the Special Meeting or attend the Special Meeting will effectively have enhanced voting power on the two proposals over holders of common stock that are not represented in person or by proxy at the Special Meeting. This means that the Reverse Split Proposal and the Adjournment Proposal could each be approved by the affirmative vote of the holders of less than a majority of the outstanding shares of our common stock, because the holders of a majority of the voting power of the outstanding shares of common stock and Series F Preferred Stock will have approved the proposal.

What is the quorum requirement?

A quorum of the Company’s stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least one-third of the outstanding shares of capital stock are present at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in real time at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Special Meeting or represented by proxy may adjourn the Special Meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days after the Special Meeting.

What happens if the Special Meeting is adjourned?

The Company is required to notify stockholders of any adjournments of more than 30 days or if a new record date is fixed for the adjourned meeting. Except as described above, notice is not required for an adjourned meeting if the time, place and means of remote communication for the adjourned meeting are announced at the meeting at which the adjournment occurs. Unless a new record date is fixed, your proxy will still be valid and may be voted at the adjourned meeting unless properly revoked. You will still be able to change or revoke your proxy until it is voted.

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PROPOSAL NO. 1: APPROVAL OF REVERSE STOCK SPLIT

Our Board of Directors has approved a proposal (the “Reverse Split Proposal”) to amend our certificate of incorporation to effect a reverse stock split of the Company’s common stock, as described below (the “Reverse Stock Split”). The Reverse Split Proposal permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two (1:2) and not more than one-for-twenty-five (1:25), as described below. The form of certificate of amendment (the “Amendment”) to effect the Reverse Stock Split is attached as Appendix A to this proxy statement.

Background and Reasons for the Reverse Stock Split

On May 13, 2022, the Company received a letter from the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the bid price for the Company’s common stock had closed below $1.00 per share for 30 consecutive trading days, and that the Company was therefore not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market under Nasdaq Marketplace Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). The notification had no immediate effect on the listing of the Company’s common stock.

In accordance with Nasdaq’s Marketplace Rule 5810(c)(3)(A), we had a period of 180 calendar days, or until November 9, 2022, to regain compliance with the Minimum Bid Price Requirement. However, the bid price of the Company’s common stock did not close at or above $1.00 per share for a minimum of 10 consecutive trading days, and therefore the Company did not regain compliance with the Minimum Bid Price Requirement by November 9, 2022. On November 10, 2022, Nasdaq notified the Company that while the Company had not regained compliance with the Minimum Bid Price Requirement, it was eligible for an additional 180-day grace period, or until May 8, 2023, to regain compliance. Nasdaq’s determination was based on the Company having met the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on The Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement, and on the Company’s written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, by effecting a reverse stock split, if necessary.

If at any time before May 8, 2023, the bid price of the Company’s common stock closes at or above $1.00 per share for a minimum of 10 consecutive trading days, Nasdaq will provide written notification that the Company has achieved compliance with the Minimum Bid Price Requirement. If this does not occur, however, the Staff will notify the Company that its securities will be delisted. In the event of such notification, the Company may appeal the Staff’s determination to delist its securities, but there can be no assurance the Staff would grant the Company’s request for continued listing.

The Board believes that the Reverse Stock Split may be necessary to assure compliance with the Minimum Bid Price Requirement. The Board considers it important for the Company to maintain its Nasdaq listing. Delisting could adversely affect the trading market for the Company’s common stock. Further, delisting would adversely affect the Company’s ability to access the capital markets or pursue acquisitions.

The Company intends to monitor the closing bid price of its common stock. If, based on the bid price of the Company’s common stock closing at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company achieves compliance with the Minimum Bid Price Requirement prior to effecting the Reverse Stock Split, the Company does not intend to effect the Reverse Stock Split and, instead, plans to cancel the Special Meeting.

Other Potential Benefits of Reverse Stock Split

In addition to helping regain compliance with the Minimum Bid Price Requirement, we believe that the Reverse Stock Split will make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that the Reverse Stock Split will make our common stock a more attractive and cost-effective investment for many investors, which will enhance the liquidity of the holders of our common stock.

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Reducing the number of outstanding shares of our common stock through the Reverse Stock Split is intended, absent other factors, to increase the per share market price of our common stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our common stock. As a result, there can be no assurance that the Reverse Stock Split, if completed, will result in the intended benefits described above, that the market price of our common stock will increase (proportionately to the reduction in the number of shares of our common stock after the Reverse Stock Split or otherwise) following the Reverse Stock Split or that the market price of our common stock will not decrease in the future. Accordingly, the total market capitalization of our common stock after the Reverse Stock Split could be lower or higher than the total market capitalization before the Reverse Stock Split.

Reverse Stock Split Proposal

The Reverse Stock Split Proposal permits (but does not require) the Board of Directors to effect a reverse stock split of the Company’s common stock by a ratio of not less than one-for-two (1:2) and not more than one-for-twenty-five (1:25), with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion, in any case no later than September 30, 2023. We believe that enabling the Board of Directors to set the ratio within the stated range will provide us with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for our stockholders. In determining a ratio, if any, the Board of Directors may consider, among other things, factors such as:

•	the continued listing requirements of The Nasdaq Capital Market;
•	the historical trading price and trading volume of our common stock;
•	the number of shares of our common stock outstanding;
•	the then-prevailing trading price and trading volume of our common stock and the anticipated impact of the Reverse Stock Split on the trading market for our common stock;
•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs; and
•	prevailing general market and economic conditions.

The Board of Directors reserves the right to elect to abandon the Reverse Stock Split, even after stockholder approval, including any or all proposed reverse stock split ratios, if it determines, in its sole discretion, that the Reverse Stock Split is no longer in our best interests and the best interests of our stockholders. The Company intends to monitor the closing bid price of its common stock. If, based on the bid price of the Company’s common stock closing at or above $1.00 per share for a minimum of 10 consecutive trading days, the Company achieves compliance with the Minimum Bid Price Requirement prior to effecting the Reverse Stock Split, the Company does not intend to effect the Reverse Stock Split and, instead, plans to cancel the Special Meeting.

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, no less than two and no more than twenty-five shares of existing common stock, as determined by the Board of Directors, will be combined into one share of common stock. The Amendment, if any, will include only the reverse stock split ratio determined by the Board of Directors to be in the best interests of our stockholders and all of the other proposed amendments at different ratios will be abandoned.

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If the Reverse Stock Split is effected, the authorized common stock will not be changed from 200 million shares, even though the Reverse Stock Split will reduce the number of outstanding shares of common stock, and will likewise cause a reduction in the number of shares of common stock reserved for issuance under outstanding stock options, warrants and convertible securities. Therefore, the Reverse Stock Split will effectively increase the amount of shares of common stock available for issuance. Currently, the Company has 200 million authorized shares of common stock,79,403,893 shares of common stock outstanding, and a total of 37,348,777 shares of common stock reserved for issuance under outstanding stock options, warrants and preferred stock. By way of example only, if the Board of Directors elected to implement the Reverse Stock Split at a ratio of 1:10, there would be 200 million authorized shares of common stock approximately 7,940,390 shares of common stock outstanding, and a total of approximately 3,734,878 shares of common stock reserved for issuance under outstanding stock options, warrants and preferred stock.

Procedure for Implementing the Reverse Stock Split

If stockholder approval is obtained to effect the Reverse Stock Split, the Board will have the authority to implement the Reverse Stock Split on or before September 30, 2023. However, the Board of Directors reserves the right to elect not to proceed with the Reverse Stock Split if, at any time prior to filing the amendment to the Certificate of Incorporation, the Board of Directors, in its sole discretion, determines that it is no longer in our best interests and the best interests of our stockholders to proceed with the Reverse Stock Split. The Reverse Stock Split will become effective upon the filing of a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The exact timing of the filing of the certificate of amendment that will effect the Reverse Stock Split will be determined by the Board of Directors based on its evaluation as to when such action will be the most advantageous to us and our stockholders.

Certain Risks and Potential Disadvantages Associated with a Reverse Stock Split

We cannot assure stockholders that the proposed Reverse Stock Split will sufficiently increase our stock price or be completed before Nasdaq commences delisting procedures. The effect of a Reverse Stock Split on our stock price cannot be predicted with any certainty, and the history of reverse stock splits for other companies, including those in our industry, is varied, particularly since some investors may view a reverse stock split negatively. It is possible that our stock price after a Reverse Stock Split will not increase in the same proportion as the reduction in the number of shares outstanding, causing a reduction in the Company’s overall market capitalization. Further, even if we implement the Reverse Stock Split, our stock price may decline due to various factors, including our future performance and general industry, market and economic conditions. This percentage decline, as an absolute number and as a percentage of our overall market capitalization, may be greater than would occur in the absence of the Reverse Stock Split. If we continue to fail to meet Nasdaq’s listing requirements, Nasdaq may suspend trading and commence delisting proceedings.

The proposed Reverse Stock Split may decrease the liquidity of our common stock and result in higher transaction costs. The liquidity of our common stock may be negatively impacted by the reduced number of shares outstanding after the Reverse Stock Split, which would be exacerbated if the stock price does not increase following the Reverse Stock Split. In addition, a Reverse Stock Split would increase the number of stockholders owning “odd lots” of fewer than 100 shares, trading in which generally results in higher transaction costs. Accordingly, a Reverse Stock Split may not achieve the desired results of increasing marketability and liquidity as described above.

The implementation of a Reverse Stock Split would result in an effective increase in the authorized number of shares of common stock available for issuance, which could, under certain circumstances, have anti-takeover implications. The additional shares of common stock available for issuance could be used by the Company to oppose a hostile takeover attempt or to delay or prevent changes in control or in our management. Although the Reverse Stock Split has been prompted by business and financial considerations, and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at us), stockholders should be aware that approval of the Reverse Stock Split could facilitate future efforts by us to deter or prevent changes in control, including transactions in which stockholders might otherwise receive a premium for their shares over then-current market prices.

Stockholders should also keep in mind that the implementation of a Reverse Stock Split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership interest (subject to the treatment of fractional shares). However, should the overall value of our common stock decline after a Reverse Stock Split, then the actual or intrinsic value of shares held by stockholders will also proportionately decrease as a result of the overall decline in value.

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Effect of the Reverse Stock Split on Holders of Outstanding Common Stock

Depending on the ratio for the Reverse Stock Split determined by the Board of Directors, a minimum of two and a maximum of twenty-five shares of existing common stock will be combined into one new share of common stock. Based on 79,403,893 shares of common stock issued and outstanding as of March 17, 2023, immediately following the Reverse Stock Split, the Company would have approximately 39,701,947 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for- two-twenty-five (1:2), and approximately 3,176,156 shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) if the ratio for the Reverse Stock Split is one-for-twenty-five (1:25). Any other ratio selected within such range would result in a number of shares of common stock issued and outstanding (without giving effect to rounding for fractional shares) following the transaction between approximately 39,701,947 and 3,176,156 shares. Fractional shares will not be issued. Instead, we will issue a full share of post-Reverse Stock Split common stock to any stockholder who would have been entitled to receive a fractional share of common stock as a result of the Reverse Stock Split.

The actual number of shares issued after giving effect to the Reverse Stock Split, if implemented, will depend on the reverse stock split ratio that is ultimately determined by the Board of Directors.

The Reverse Stock Split will affect all holders of our common stock uniformly and will not affect any stockholder’s percentage ownership interest in us, except to the extent the Reverse Stock Split would result in fractional shares, as described above. In addition, the Reverse Stock Split will not affect any stockholder’s proportionate voting power, except to the extent the Reverse Stock Split would result in fractional shares, as described above.

The Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in “round lots” of even multiples of 100 shares.

After the Reverse Stock Split is effective, our common stock will have new Committee on Uniform Securities Identification Procedures (CUSIP) numbers, which are numbers used to identify our equity securities, and stock certificates with the older CUSIP numbers will need to be exchanged for stock certificates with the new CUSIP numbers by following the procedures described below. After the Reverse Stock Split, we will continue to be subject to the periodic reporting and other requirements of the Securities Exchange Act of 1934, as amended. Assuming that the Company’s meets the Minimum Bid Price Requirement, we expect that our common stock will continue to be quoted on The Nasdaq Capital Market under the symbol “POAI.”

Beneficial Holders of Common Stock (i.e., stockholders who hold in street name)

Upon the implementation of the Reverse Stock Split, we intend to treat shares held by stockholders through a bank, broker, custodian or other nominee in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers, custodians or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding our common stock in street name. However, these banks, brokers, custodians or other nominees may have different procedures than registered stockholders for processing the Reverse Stock Split. Stockholders who hold shares of our common stock with a bank, broker, custodian or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers, custodians or other nominees.

Registered “Book-Entry” Holders of Common Stock (i.e., stockholders that are registered on the transfer agent’s books and records but do not hold stock certificates)

Certain of our registered holders of common stock may hold some or all of their shares electronically in book-entry form with the transfer agent. These stockholders do not have stock certificates evidencing their ownership of the common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

Stockholders who hold shares electronically in book-entry form with the transfer agent will not need to take action (the exchange will be automatic) to receive shares of post-Reverse Stock Split common stock.

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Holders of Certificated Shares of Common Stock

Stockholders holding shares of our common stock in certificated form will be sent necessary instructions by our transfer agent after the effective time of the Reverse Stock Split indicating how a stockholder should surrender his, her or its certificate(s) representing shares of our common stock (the “Old Certificates”) to the transfer agent in exchange for certificates representing the appropriate number of whole shares of post-Reverse Stock Split common stock (the “New Certificates”). No New Certificates will be issued to a stockholder until such stockholder has surrendered all Old Certificates to our transfer agent in accordance with its instructions. No stockholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Stockholders will then receive a New Certificate(s) representing the number of whole shares of common stock that they are entitled as a result of the Reverse Stock Split. Until surrendered, we will deem outstanding Old Certificates held by stockholders to be cancelled and only to represent the number of whole shares of post-Reverse Stock Split common stock to which these stockholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of stock, will automatically be exchanged for New Certificates. If an Old Certificate has a restrictive legend on the back of the Old Certificate(s), the New Certificate will be issued with the same restrictive legends that are on the back of the Old Certificate(s).

Stockholders should not destroy any stock certificate(s) and should not submit any stock certificate(s) until requested to do so.

Effect of the Reverse Stock Split on Employee Plans, Options, Restricted Stock Awards and Units, Warrants, and Convertible or Exchangeable Securities

Based upon the reverse stock split ratio determined by the Board of Directors, proportionate adjustments are generally required to be made to the per share exercise price and the number of shares issuable upon the exercise or conversion of all outstanding options, warrants, convertible or exchangeable securities entitling the holders to purchase, exchange for, or convert into, shares of common stock. This would result in approximately the same aggregate price being required to be paid under such options, warrants, convertible or exchangeable securities upon exercise, and approximately the same value of shares of common stock being delivered upon such exercise, exchange or conversion, immediately following the Reverse Stock Split as was the case immediately preceding the Reverse Stock Split. The number of shares deliverable upon settlement or vesting of restricted stock awards will be similarly adjusted. The number of shares reserved for issuance pursuant to these securities will be proportionately based upon the reverse stock split ratio determined by the Board of Directors.

Accounting Matters

This proposed amendment to our certification of incorporation will not affect the par value of our common stock per share. As a result, as of the time the Reverse Stock Split is effective, the stated capital attributable to common stock and the additional paid-in capital account on our balance sheet will not change due to the Reverse Stock Split. Reported per share net income or loss will be higher because there will be fewer shares of common stock outstanding.

Material Federal Income Tax Consequences of the Reverse Stock Split

The following is a general summary of the material U.S. federal income tax consequences of the Reverse Stock Split to holders of our common stock. This summary is for general information only, is not tax advice, and is not intended to constitute a complete description of all tax consequences relating to the Reverse Stock Split.

Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of our common stock, that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident, as defined in Code Section 7701(b), of the United States;

•	a corporation or partnership, or other entity treated as a corporation or partnership for U.S. federal income tax purposes, created or organized in or under the laws of the United States, or any state thereof, or the District of Columbia;

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•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

This summary does not address all of the tax consequences that may be relevant to any particular investor, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by investors. This summary also does not address the tax consequences to (i) persons that may be subject to special tax treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold our common stock as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, or (iii) persons hold our common stock as other than “capital assets” within the meaning of Section 1221 of the Code. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold our common stock, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The information in this summary is based on the provisions of the Internal Revenue Code of 1986, as amended, final and temporary U.S. Treasury regulations, administrative interpretations and practices of the Internal Revenue Service, including its practices and policies as endorsed in private letter rulings, which are not binding on the Internal Revenue Service except in the case of the taxpayer to whom a private letter ruling is addressed, and existing judicial authority, all as in effect as of the date of this Information Statement. Future legislation, regulations, administrative interpretations, and court decisions could change current law or adversely affect existing interpretation of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the Reverse Stock Split. Thus, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

PLEASE CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN YOUR PARTICULAR CIRCUMSTANCES UNDER THE INTERNAL REVENUE CODE AND THE LAWS OF ANY OTHER TAXING JURISDICTION.

The Reverse Stock Split should be treated as a recapitalization for U.S. federal income tax purposes. Therefore, a stockholder generally will not recognize gain or loss on the reverse stock split, except for a stockholder receiving an additional share of common stock in lieu of a fractional share (as described below). The aggregate tax basis of the post-split shares received will be equal to the aggregate tax basis of the pre-split shares exchanged therefor, excluding the basis of the fractional share, and the holding period of the post-split shares received will include the holding period of the pre-split shares exchanged.

No gain or loss will be recognized by us as a result of the Reverse Stock Split. A stockholder who receives one whole share of common stock in lieu of a fractional share generally may recognize gain in an amount not to exceed the excess of the fair market value of such share over the fair market value of the fractional share to which the stockholder was otherwise entitled. Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should not rely on the foregoing and should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the Reverse Stock Split.

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Stockholder Vote Required

In order to be approved, Proposal 1 must be approved by the holders of a majority of voting power of all shares of common stock and Series F Preferred Stock entitled to vote either in person or by proxy at the Special Meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THIS PROPOSAL TO APPROVE THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK.

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PROPOSAL NO. 2: VOTE ON PROPOSAL TO ADJOURN THE SPECIAL MEETING IF NECESSARY TO SOLICIT ADDITIONAL PROXIES

We are asking you to vote to approve one or more adjournments of the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Reverse Split Proposal (Proposal 1) at the time of the Special Meeting or if we do not have a quorum.

If our stockholders approve this Proposal 2, we could adjourn the Special Meeting and any reconvened session of the Special Meeting and use the additional time to solicit additional proxies, including proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Reverse Split Proposal. Among other things, approval of this Proposal 2 could mean that, even if we had received proxies representing a sufficient number of votes against the approval of the Reverse Split Proposal such that the Reverse Split Proposal would be defeated, we could adjourn the Special Meeting without a vote on the approval of the Reverse Split Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Reverse Split Proposal. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.

Our Board believes that it is in the best interest of the Company and our stockholders to be able to adjourn the Special Meeting to a later date or dates if necessary or appropriate for the purpose of soliciting additional proxies in respect of the approval of the Reverse Split Proposal if there are insufficient votes to approve it at the time of the Special Meeting or in the absence of a quorum.

Stockholder Vote Required

In order to be approved, Proposal 2 must be approved by the holders of a majority of the voting power of the shares of capital stock of the Company (including the common stock and Series F Preferred Stock, voting as a single class) present in person or represented by proxy at the Special Meeting and entitled to vote on Proposal 2.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE INSUFFICIENT VOTES AT THE TIME OF THE SPECIAL MEETING TO APPROVE THE REVERSE SPLIT PROPOSAL.

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SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock and Series F Preferred Stock as of March 17, 2023 (except where otherwise indicated) for:

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of common stock;
•	each of our directors;
•	each of the named executive officers, as identified in our Annual Report on Form 10-K filed with the SEC on March 31, 2022; and
•	all the current directors and executive officers as a group.

The number of shares owned, total shares beneficially owned, and the percentage of common stock beneficially owned below assumes 79,403,893 shares of our common stock and 79,404 shares of Series F Preferred Stock outstanding on March 17, 2023.

Beneficial ownership is determined under SEC rules and includes sole or shared power to vote or dispose of shares of Company common stock. The number and percentage of shares beneficially owned by a person or entity also include shares issuable upon the exercise of stock options or warrants that are currently exercisable or become exercisable within 60 days of March 17, 2023. However, these shares are not deemed to be outstanding for the purpose of computing the percentage of shares beneficially owned of any other person or entity. Except as indicated in footnotes to the table below or, where applicable, to the extent authority is shares by spouses under community property laws, the beneficial owners named in the table have, to our knowledge, sole voting and dispositive power with respect to all shares of common stock shown to be beneficially owned by them.

Unless otherwise indicated, the address for each stockholder listed is: 2915 Commers Drive, Suite 900, Eagan, Minnesota 55121.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned	Shares of Series F Preferred Stock (13)	Percentage of Common Stock	Percentage of Series F Preferred Stock (13)

Directors and executive officers

Raymond Vennare (2)	142,438	142	*	*

Bob Myers (3)	118,690	71	*	*

Pamela Bush, Ph.D., MBA (4)	54,873	47	*	*

Nancy Chung-Welch(5)	270,116	229	*	*

Daniel Handley (6)	216,781	183	*	*

Matthew J. Hawryluk, Ph.D (7)	33,332	33	*	*

Chuck Nuzum (8)	619,981	579	*	*

David S. Smith, JD (9)	90,666	90	*	*

Gregory St. Clair (10)	246,834	220	*	*

All directors and executive officers as a group (9 persons) (11)	1,793,711	1,594	2.26%	2.01%

Other named executive officers

J. Melville Engle (12)	541,832	416	*	*

Carl Schwartz	2,265,099	2,265	2.85%	2.85%

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*	Less than 1%.

1.	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (1) voting power, which includes the power to vote, or to direct the voting of shares; and (2) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.
2	Includes zero shares issuable upon exercise of options held by Mr. Vennare that are exercisable within 60 days of March 17, 2023.
3	Includes 47,425 shares issuable upon exercise of options held by Mr. Myers that are exercisable within 60 days of March 17, 2023.
4	Includes 7,500 shares issuable upon exercise of options held by Dr. Bush that are exercisable within 60 days of March 17, 2023.
5.	Includes 40,277 shares issuable upon exercise of options held by Dr. Chung-Welch that are exercisable within 60 days of March 17, 2023.
6.	Includes 32,846 shares issuable upon exercise of options held by Dr. Handley that are exercisable within 60 days of March 17, 2023.
7.	Includes zero shares issuable upon exercise of options held by Dr. Hawryluk that are exercisable within 60 days of March 17, 2023
8.	Includes 40,277 shares issuable upon exercise of options held by Mr. Nuzum that are exercisable within 60 days of March 17, 2023.
9.	Includes zero shares issuable upon exercise of options held by Mr. Smith that are exercisable within 60 days of March 17, 2023.
10.	Includes 26,623 shares issuable upon exercise of options held by Mr. St. Claire that are exercisable within 60 days of March 17, 2023.
11.	Includes 194,948 shares issuable upon exercise of options that are exercisable within 60 days of March 17, 2023.
12.	Includes 173,404 shares issuable upon exercise of options held by Dr. Schwartz that are exercisable within 60 days of March 17, 2023.
13.	All shares of Series F Preferred Stock that are not present in person or by proxy at the Special Meeting as of immediately prior to the opening of the polls at the Special Meeting will be automatically redeemed. The Series F Preferred Stock is entitled to be voted together with the Common Stock as a single class on the Reverse Split Proposal and the Adjournment Proposal. Please refer to the discussion in the “QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING” section of this proxy statement under “Who can vote at the Special Meeting?” and “How many votes do I have?” for a description of the Series F Preferred for a description of the voting power of the Series F Preferred Stock.

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OTHER MATTERS

As of the date of this proxy statement, the Board of Directors and management does not intend to present any other items of business at the Special Meeting other than the proposals described above.

By Order of the Board of Directors

/s/ Raymond F. Vennare

Raymond F. Vennare
Chief Executive Officer

Eagan, Minnesota

           , 2023

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APPENDIX A

FORM OF CERTIFICATE OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO
EFFECT A REVERSE STOCK SPLIT

CERTIFICATE OF AMENDMENT
TO THE CERTIFICATE OF INCORPORATION
OF
PREDICTIVE ONCOLOGY INC.

(a Delaware corporation)

Pursuant to Section 242 of the Delaware General Corporation Law, the undersigned, being the Chief Financial Officer of Predictive Oncology Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify that the following resolutions were adopted by the Corporation’s Board of Directors and its stockholders as hereinafter described:

RESOLVED: Section 4 of the Certificate of Incorporation, as amended, of this Corporation is hereby amended by adding the following:

4.6        On the effective date of this Certificate of Amendment, the Corporation will effect a reverse stock split (the “Reverse Stock Split”) of its outstanding Common Stock pursuant to which every ________ (___) issued and outstanding shares of the Corporation’s Common Stock, par value $0.01 (the “Old Common Stock”) shall be reclassified and converted into one (1) validly issued, fully paid and non-assessable share of Common Stock, par value $0.01 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby. No fractional shares of the Corporation’s New Common Stock shall be issued as a result of the Reverse Stock Split. If the Reverse Stock Split would result in the issuance of any fractional share of New Common Stock, the Corporation shall issue one whole share in lieu of such fractional share. The Reverse Stock Split shall not change the total number of shares of stock that the Corporation shall have authority to issue pursuant to Section 4.1 of this Certificate of Incorporation.

FURTHER RESOLVED: That the effective date of this Certificate of Amendment shall be ______________, 2023.

The foregoing resolutions and this Certificate of Amendment were adopted by the Board of Directors of the Corporation pursuant to board resolutions approved as of ___________, 2023, in accordance with Section 141 of the Delaware General Corporation Law, and of holders of a majority of the voting power of the outstanding shares of the Corporation’s voting stock at a meeting of stockholders held on ________________, 2023 in accordance with Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned, being the Chief Financial Officer of this Corporation, has executed this Certificate of Amendment to the Corporation’s Certificate of Incorporation, as amended, as of ______________, 2023.

PREDICTIVE ONCOLOGY INC.

By:
Bob Myers, Chief Financial Officer

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PREDICTIVE ONCOLOGY INC.

SPECIAL MEETING OF STOCKHOLDERS
APRIL 17, 2023

THIS REVOCABLE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Raymond F. Vennare and Bob Myers, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Predictive Oncology Inc. (the "Company") which the undersigned is entitled to vote at said meeting and any adjournments thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED IT WILL BE VOTED "FOR"" PROPOSALS 1 AND 2.

Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notifying the Company's Corporate Secretary at the Special Meeting of the undersigned's decision to revoke this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Company's Corporate Secretary at the address set forth on the Notice of Special Meeting, by voting via the Internet at a later time or by submitting a signed, later-dated proxy prior to a vote being taken on a proposal at the Special Meeting.

The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of the Notice of Special Meeting and the Proxy Statement for the Special Meeting.

Please complete, sign and date this proxy and return it promptly in the enclosed envelope.

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

   ☐ FOR ☐ AGAINST ☐ ABSTAIN

Your Series F Preferred Stock will be voted in the same manner as you've instructed for your common stock on Proposals 1 and 2.

Date: ______________________

____
Signature of Stockholder

____
Signature of Stockholder

NOTE: Please sign exactly as your name appears on this proxy. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If shares are held jointly, each holder should sign but the signature of only one holder is required.

☐ I agree to receive all future communications related to these holdings electronically via the email address provided below. I understand I am able to change this selection at any time in the future.

EMAIL ADDRESS: ____

VOTING INSTRUCTIONS ON REVERSE SIDE

Voting Instructions

You may vote your proxy in the following ways:

Via Internet:

- Login to http://www.annualgeneralmeetings.com/poaisp2023
- Enter your control number (12 digit number located below)

Via Mail:

Pacific Stock Transfer Company
c/o Proxy Department
6725 Via Austi Parkway, Suite 300
Las Vegas, Nevada 89119

CONTROL NUMBER

You may vote by Internet 24 hours a day, 7 days a week. Internet voting is available through 11:59 p.m., Eastern Time, on April 16, 2023.

Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.